Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated January 26, 1998, on the financial statements and supporting schedule and exhibit of GTE Northwest Incorporated included in this Form 10-K, into the Registration Statement filed on Form S-3 (File No. 333-02839).




                                          ARTHUR ANDERSEN LLP
Dallas, Texas
March 26, 1998